UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2007

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

13355 Noel Road, 1370 One Galleria Tower, Dallas, TC 75240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (214) 503-0900

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 23, 2007, the Company issued a demand note in the principal amount of $500,000 (the “Note”) to Century Capital Management, Ltd., which is controlled by Andrew Hromyk a director of Terax Energy, Inc. The initial advance under the agreement was $100,000. The Note bears interest at prime rate plus three percent (3%) per annum, payable upon repayment of the Note. The Note is due on demand by the lender. The Note is secured by a security interest in all of the Company’s oil and gas leases and pipeline right of ways and easements in Comanche County, Texas: and certain office assets. In the Event of Default, the holder of the Note has the right, but not the obligation, to seek remedies for repayment of the Note including but not limited to foreclosure and sale of the secured assets.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 26, 2007, Sam M. Governale was terminated as a Vice President of Operations of Terax Energy, Inc.

ITEM 9.01 Financial Statements and Exhibit

Exhibit
Number	Exhibit Title of Description

4.1	Note and Security Agreement, dated January 23, 2007

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: January 30, 2007

TERAX ENERGY, INC.

By: /s/ Lawrence Finn
      Lawrence J. Finn
      President, Chief Executive Officer
      and Chief Financial Officer